Exhibit 5.2

Hogan Lovells US LLP Columbia Square 555 Thirteenth Street, NW Washington, DC 20004 T +1 202 637 5600 F +1 202 637 5910 www.hoganlovells.com

September 22, 2025

Board of Directors

National Health Investors, Inc.

222 Robert Rose Drive

Murfreesboro, TN 37129

Ladies and Gentlemen:

We are acting as counsel to National Health Investors, Inc., a Maryland corporation (the “Company”), and the subsidiaries of the Company named on Schedule I attached hereto (the “Subsidiary Guarantors”) in connection with Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) to the registration statement on Form S-3 (File No. 333-270557) (the “Registration Statement”), filed with the Securities and Exchange Commission relating to the proposed public offering of an unlimited amount of one or more series of the following securities: (i) shares of common stock, par value $0.01 per share, of the Company (the “Common Shares”); (ii) shares of preferred stock, par value $0.01 per share, of the Company (the “Preferred Shares”); (iii) debt securities of the Company (the “Debt Securities”); (iv) guarantees that may be issued by one or more of the Subsidiary Guarantors relating to Debt Securities (the “Guarantees”); (v) warrants of the Company to purchase Debt Securities (the “Debt Warrants”); (vi) warrants of the Company to purchase Preferred Shares (the “Preferred Stock Warrants”); (vii) warrants of the Company to purchase Common Shares (the “Common Stock Warrants”); and (viii) units consisting of any combination of one or more of the foregoing securities (the “Units” and, together with the Debt Securities, Preferred Shares, Common Shares, Debt Warrants, Preferred Stock Warrants and Common Stock Warrants, the “Securities”), all of which may be sold from time to time and on a delayed or continuous basis, as set forth in the prospectus which forms a part of the Registration Statement, and as to be set forth in one or more supplements to the prospectus. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

For purposes of this opinion letter, we have examined copies of such agreements, instruments and documents as we have deemed an appropriate basis on which to render the opinions hereinafter expressed. In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including pdfs). As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

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Board of Directors National Health Investors, Inc.	- 2 -	September 22, 2025

For purposes of this opinion letter, we have assumed that (i) the issuance, sale, amount and terms of any Securities of the Company and the Subsidiary Guarantors to be offered from time to time will have been duly authorized and established by proper action of (A) with respect to Securities to be issued by the Company, the board of directors of the Company or a duly authorized committee of such board and (B) with respect to Securities to be issued by the Subsidiary Guarantors, the board of directors (or a duly authorized committee of such board) or similar governing body or person of the applicable Subsidiary Guarantor (any such action described in clause (A) or (B), “Board Action”) consistent with the procedures and terms described in the Registration Statement and in accordance with the Company’s charter and bylaws and applicable Maryland corporate law or, as applicable, the organizational documents and corporate, limited liability company or limited partnership law of the jurisdiction of organization of the applicable Subsidiary Guarantors, in a manner that does not violate any law, government or court-imposed order or restriction or agreement or instrument then binding on the Company or the applicable Subsidiary Guarantors or otherwise impair the legal or binding nature of the obligations represented by the applicable Securities; (ii) at the time of offer, issuance and sale of any Securities, the Registration Statement will have been declared effective under the Securities Act of 1933, as amended (the “Act”), and no stop order suspending its effectiveness will have been issued and remain in effect; (iii) any Debt Securities and Guarantees will be issued pursuant to the indenture, dated as of January 26, 2021, between the Company and Regions Bank, as trustee, filed as Exhibit 4.1 to the Registration Statement, as supplemented from time to time, or any other indenture for Debt Securities and Guarantees filed in an amendment to the Registration Statement with a qualified trustee named; (iv) the indenture under which any Debt Securities and Guarantees are issued will be qualified under the Trust Indenture Act of 1939, as amended; (v) any Debt Warrants will be issued under one or more debt warrant agreements, each to be between the Company and a financial institution identified therein as a warrant agent; (vi) any Preferred Stock Warrants will be issued under one or more equity warrant agreements, each to be between the Company and a financial institution identified therein as a warrant agent; (vii) any Common Stock Warrants will be issued under one or more equity warrant agreements, each to be between the Company and a financial institution identified therein as a warrant agent; (viii) prior to any issuance of Preferred Shares, appropriate articles supplementary will be filed and accepted for record by the Maryland State Department of Assessments and Taxation; (ix) any Units will be issued under one or more unit agreements, each to be between the Company and the financial institution identified therein as unit agent; (x) the governing law for any debt warrant agreement, equity warrant agreement, or unit agreement will be the laws of the State of New York; (xi) if being sold by the issuer thereof, the Securities will be delivered against payment of valid consideration therefor and in accordance with the terms of the applicable Board Action authorizing such sale and any applicable underwriting agreement or purchase agreement and as contemplated by the Registration Statement and/or the applicable prospectus supplement; (xii) issuance of the Guarantees by each Subsidiary Guarantor is necessary or convenient to the conduct, promotion or attainment of its business purposes or activities; (xiii) the Company will remain a Maryland corporation and each Subsidiary Guarantor will remain a corporation, limited liability company or limited partnership, as the case may be, under the laws of its jurisdiction of organization; and (xiv) the Securities will not be issued in violation of the ownership limit contained in the Company’s charter.

Board of Directors National Health Investors, Inc.	- 3 -	September 22, 2025

To the extent that the obligations of the Company and the Subsidiary Guarantors with respect to the Securities may be dependent upon such matters, we assume for purposes of this opinion that the other party under the indenture for any Debt Securities or Guarantees, under the warrant agreement for any Debt Warrants, Preferred Stock Warrants or Common Stock Warrants and under any unit agreement for any Units, namely, the trustee, the warrant agent or the unit agent, respectively, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such other party is duly qualified to engage in the activities contemplated by such indenture, warrant agreement or unit agreement, as applicable; that such indenture, warrant agreement or unit agreement, as applicable, has been duly authorized, executed and delivered by the other party and constitutes the legal, valid and binding obligation of the other party enforceable against the other party in accordance with its terms; that such other party is in compliance with respect to performance of its obligations under such indenture, warrant agreement or unit agreement, as applicable, with all applicable laws, rules and regulations; and that such other party has the requisite organizational and legal power and authority to perform its obligations under such indenture, warrant agreement or unit agreement, as applicable.

This opinion letter is based as to matters of law solely on the applicable provisions of the following, as currently in effect: (i) the Maryland General Corporation Law, as amended, and (ii) as to the opinions given in paragraphs (c), (d), (e), (f), (g), and (h), the laws of the State of New York (but not including any laws, statutes, ordinances, administrative decisions, rules or regulations of any political subdivision below the state level). We express no opinion herein as to any other statutes, rules or regulations (and in particular, we express no opinion as to any effect that such other statutes, rules or regulations may have on the opinions expressed herein).

Based upon, subject to and limited by the foregoing, we are of the opinion that:

(a) The Common Shares (including any Common Shares duly issued as part of a Unit or upon the exchange or conversion of Debt Securities or Preferred Shares that are exchangeable for or convertible into Common Shares or upon the exercise of Common Stock Warrants and receipt by the Company of any additional consideration payable upon such conversion, exchange or exercise), upon due execution and delivery on behalf of the Company of certificates therefor, including global certificates, or the entry of the issuance thereof in the books and records of the Company, as the case may be, will be validly issued, fully paid and nonassessable.

(b) The Preferred Shares (including any Preferred Shares duly issued as part of a Unit or upon the exercise of Preferred Stock Warrants and receipt by the Company of any additional consideration payable upon such exercise), upon due execution and delivery on behalf of the Company of certificates therefor, including global certificates, or the entry of the issuance thereof in the books and records of the Company, as the case may be, will be validly issued, fully paid and nonassessable.

(c) The Debt Securities (including any Debt Securities duly issued as part of a Unit or upon the exercise of Debt Warrants), upon due execution and delivery of an indenture relating thereto on behalf of the Company, one or more Subsidiary Guarantors (if applicable) and the trustee named therein, and upon authentication by such trustee and due execution and delivery on behalf of the Company and one or more Subsidiary Guarantors (if applicable) in accordance with the indenture and any supplemental indenture relating thereto, will constitute valid and binding obligations of the Company.

(d) Assuming due execution, authentication, issuance and delivery of the Debt Securities pursuant to the terms of the indenture and any supplemental indenture relating thereto, the Guarantees relating thereto will constitute valid and binding obligations of the applicable Subsidiary Guarantors.

Board of Directors National Health Investors, Inc.	- 4 -	September 22, 2025

(e) The Debt Warrants, upon due execution and delivery of a debt warrant agreement relating thereto on behalf of the Company and the warrant agent named therein and due authentication of the Debt Warrants by such warrant agent, and upon due execution and delivery of the Debt Warrants on behalf of the Company, will constitute valid and binding obligations of the Company.

(f) The Preferred Stock Warrants, upon due execution and delivery of an equity warrant agreement relating thereto on behalf of the Company and the warrant agent named therein and due authentication of the Preferred Stock Warrants by such warrant agent, and upon due execution and delivery of the Preferred Stock Warrants on behalf of the Company, will constitute valid and binding obligations of the Company.

(g) The Common Stock Warrants, upon due execution and delivery of an equity warrant agreement relating thereto on behalf of the Company and the warrant agent named therein and due authentication of the Common Stock Warrants by such warrant agent, and upon due execution and delivery of the Common Stock Warrants on behalf of the Company, will constitute valid and binding obligations of the Company.

(h) The Units, upon due execution and delivery of a unit agreement relating thereto on behalf of the Company and the unit agent named therein and due authentication of the Units by such unit agent, and upon due execution and delivery of the Units on behalf of the Company, will constitute valid and binding obligations of the Company.

The opinions expressed in paragraphs (c), (d), (e), (f), (g) and (h) above with respect to the valid and binding nature of obligations may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors’ rights and remedies (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances and fraudulent, preferential or voidable transfers) and by the exercise of judicial discretion and the application of principles of equity, good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the Securities are considered in a proceeding in equity or at law), including, without limitation, principles limiting the availability of specific performance and injunctive relief.

This opinion letter has been prepared for use in connection with the Registration Statement. We assume no obligation to advise of any changes in the foregoing subsequent to the effective date of the Registration Statement.

We hereby consent to the filing of this opinion letter as Exhibit 5.2 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Act.

Very truly yours,

/s/ Hogan Lovells US LLP

HOGAN LOVELLS US LLP

Schedule I

Subsidiary Guarantors

NHI/REIT, Inc.

Florida Holdings IV, LLC

NHI REIT of Alabama, L.P.

NHI/REIT of Florida, L.P.

NHI-REIT of Missouri, LP

NHI-REIT of Georgia, L.P.

NHI-REIT of South Carolina, L.P.

NHI-REIT of California, LP

NHI-REIT of Idaho, L.P.

NHI-REIT of Virginia, L.P.

NHI/Anderson, LLC

NHI/Laurens, LLC

Texas NHI Investors, LLC

NHI-REIT of Oregon, LLC

NHI-REIT of Florida, LLC

NHI-REIT of Minnesota, LLC

NHI-REIT of Tennessee, LLC

NHI Selah Properties, LLC

NHI-REIT of Wisconsin, LLC

NHI-REIT of NC Springs, LLC

NHI-REIT of Northeast, LLC

NHI-REIT of Washington, LLC

NHI-REIT of Maryland, LLC

NHI-REIT of Seaside, LLC

Myrtle Beach Retirement Residence LLC

Voorhees Retirement Residence LLC

NHI-REIT of Next House, LLC

NHI-REIT of Axel, LLC

NHI-REIT of Michigan, LLC

NHI-REIT of Bickford, LLC

NHI-REIT of North Carolina, LLC

NHI-REIT of TX-IL, LLC

NHI-REIT of Colorado, LLC

NHI-Bickford RE, LLC

NHI-SS TRS, LLC

NHI-REIT of Indiana, LLC

NHI SH Propco 1, LLC

NHI-REIT of Oklahoma, LLC

NHI-Merrill I TRS, LLC

NHI-Discovery I TRS, LLC

NHI-Propco Member LLC

NHI-REIT of DSL PropCo II, LLC

NHI-REIT of CCWH, LLC

NHI SH OpCo 1, LLC

NHI OpCo Salisbury MD, LLC

NHI OpCo Reading PA, LLC

NHI OpCo Michigan City IN, LLC

NHI OpCo Portage IN, LLC

NHI OpCo Columbus IN, LLC

NHI OpCo Vero Beach FL, LLC

NHI-REIT of PropCo I, LLC

NHI-REIT of PropCo II, LLC

NHI-REIT of PropCo III, LLC

NHI-REIT of PropCo IV, LLC

NHI-REIT of PropCo V, LLC

NHI SH PropCo 2, LLC

NHI SH OpCo 2, LLC

NHI PropCo Redmond OR, LLC

NHI OpCo Redmond OR, LLC

NHI PropCo Central Point OR, LLC

NHI OpCo Central Point OR, LLC

NHI PropCo Tulsa OK, LLC

NHI OpCo Tulsa OK, LLC

NHI PropCo Broken Arrow OK, LLC

NHI OpCo Broken Arrow OK, LLC

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